Exhibit 99.01

Palisade Bio Announces Exercise of Previously Issued Warrants for $2.5 Million

Carlsbad, CA – January 30, 2024 – Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade” or the “Company”), a biopharmaceutical company focused on developing novel therapeutics for serious chronic gastrointestinal (GI) diseases, today announced an agreement between the Company and several accredited investors to exercise certain existing warrants (the “Existing Warrants”) to purchase up to an aggregate of 3,413,286 shares of common stock. The Existing Warrants had initial exercise prices of $35.525, $2.375, and 2.64, respectively, and were issued by the Company on May 10, 2022, January 4, 2023, and April 5, 2023, respectively, with each exercise occurring at a reduced exercise price of $0.7313 per share.

The shares of common stock issuable upon exercise of the Existing Warrants are registered pursuant to registration statements which were filed and declared effective by the Securities and Exchange Commission (the “SEC”). The gross proceeds to the Company from the exercise of the Existing Warrants are expected to be approximately $2.5 million prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the Existing Warrants for cash, the exercising holders will receive new unregistered warrants (the “Replacement Warrants”) to purchase shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). The Replacement Warrants will be exercisable into an aggregate of up to 3,413,286 shares of common stock, at an exercise price of $0.7313 per share, and a term of exercise equal to five years from issuance.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

Ladenburg Thalmann & Co. Inc. acted as the exclusive placement agent for the warrant exercise transaction.

The Replacement Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the 1933 Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the Replacement Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing novel therapeutics for serious chronic gastrointestinal diseases. The Company believes that by using a targeted approach with its novel therapeutics it will transform the treatment landscape. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to maintain the Nasdaq listing of our securities; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic or any global event on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its nonclinical and clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to secure additional financing to fund future operations and development of its product candidates. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023, as well as the Company’s Quarterly Report on Form 10-Q, for the three and nine month periods ended September 30, 2023, filed with the SEC on November 9, 2023. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com